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                                                                   EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Techniclone Corporation on Form S-3 of our report dated May 23, 1997, except for Note 12, as to which the date is September 26, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 12), appearing in the Annual Report on Form 10-K/A, as amended, of Techniclone Corporation for the year ended April 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP



Costa Mesa, California

October 14, 1997